InspireMD’s CGuard™ Carotid Embolic Prevention System
Featured in Live Case Transmission at EuroPCR 2017

Prof. Alberto Cremonesi’s team performed successful case
treating a patient with carotid artery disease with CGuard™ EPS

Tel Aviv, Israel - May 18, 2017 - InspireMD, Inc. (NYSE MKT:NSPR) (NYSE MKT:NSPR.WS) (“InspireMD” or the “Company”), a leader in embolic prevention systems (EPS) / thrombus management technologies and neurovascular devices, today announced that the team of Prof. Alberto Cremonesi, Chief of the Cardiovascular Department and Director of the Interventional Cardiovascular Unit of Maria Cecilia Hospital – GVM Care & Research, Cotignola (Italy), performed a live stent endovascular interventional procedure featuring the CGuard™ EPS Carotid Stent at EuroPCR 2017. The case was transmitted real time to the entire congress. Dr. Cremonesi is one of the Course Directors of EuroPCR.

Professor Cremonesi commented, “The CGuard™ EPS Carotid Stent performance was excellent and lived up to our expectations. It will be an important tool in the treatment paradigm for carotid artery disease as the carotid artery stenting procedure becomes an increasingly viable alternative to carotid artery endarterectomy/surgery in Europe.”

EuroPCR is the official annual meeting of the European Association of Percutaneous Cardiovascular Interventions (EAPCI) and the world-leading course in interventional cardiovascular medicine. Bringing together over 12,000 clinicians and industry executives each year, EuroPCR is the global forum for sharing within and between all interventional communities. EuroPCR 2017 is taking place from 16-19 May 2017.

“As one of the leading interventional cardiologists in Europe, we are truly honored and grateful to have Dr. Cremonesi and his team perform a live broadcast case treating a patient with carotid artery disease using CGuardTM at EuroPCR,” said James Barry, PhD, Chief Executive Officer of InspireMD.”

Additionally, a CGuard E-poster by Prof. Piotr Musialek, MD, DPhil, FESC, from the Jagiellonian University Department of Cardiac & Vascular Diseases was accepted and exhibited at EuroPCR 2017.

The poster is entitled “Durability of stroke prevention using routinely the CGuard™ MicroNet™ covered embolic prevention stent system to perform carotid revascularization in symptomatic and increased-stroke-risk asymptomatic patients: 12-month prospective evidence from PARADIGM study.” It is on show May 16 - May 19, 2017 at EuroPCR 2017.

About InspireMD, Inc.

InspireMD seeks to utilize its proprietary MicroNet™ technology to make its products the industry standard for embolic protection and to provide a superior solution to the key clinical issues of current stenting in patients with a high risk of distal embolization, no reflow and major adverse cardiac events.

InspireMD intends to pursue applications of this MicroNet technology in coronary, carotid (CGuard™), neurovascular, and peripheral artery procedures. InspireMD’s common stock is quoted on the NYSE MKT under the ticker symbol NSPR and certain warrants are quoted on the NYSE MKT under the ticker symbol NSPR.WS.

Forward-looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) market acceptance of our existing and new products, (ii) negative clinical trial results or lengthy product delays in key markets, (iii) an inability to secure regulatory approvals for the sale of our products, (iv) intense competition in the medical device industry from much larger, multinational companies, (v) product liability claims, (vi) product malfunctions, (vii) our limited manufacturing capabilities and reliance on subcontractors for assistance, (viii) insufficient or inadequate reimbursement by governmental and other third party payers for our products, (ix) our efforts to successfully obtain and maintain intellectual property protection covering our products, which may not be successful, (x) legislative or regulatory reform of the healthcare system in both the U.S. and foreign jurisdictions, (xi) our reliance on single suppliers for certain product components, (xii) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain and (xiii) the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction. More detailed information about the Company and the risk factors that may affect the realization of forward looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Investor Contacts:

InspireMD, Inc.

Craig Shore

Chief Financial Officer

Phone: 1-888-776-6804 FREE

Email: craigs@inspiremd.com

Crescendo Communications, LLC

David Waldman

Phone: (212) 671-1021

Email: NSPR@crescendo-ir.com